Exhibit 10.1

Natural Blue Resources, Inc.
Engagement and Advisory Fee Agreement

Date: 11/9/09
Mr. James E. Cohen
JEC Corp.
6138 S. Hampshire Ct.
Orlando, Florida 34786

Dear Mr. Cohen,

This will confirm Natural Blue Resources Inc. (the “Company”) will engage JEC Corp (the “Firm”) to represent the Company on various business prospects for the purpose of representing the Company in prospective mergers and acquisitions by the Company for the projects listed in Exhibit “A” (as amended in writing from time to time) attached hereto and incorporated herein by reference (the “Projects”). The Firm and the Company makes the following representations to each other, acknowledging that each will rely on these representations.

1.
Preparation and Processing Orders The Firm hereby agrees to exercise its best efforts to effectuate a merger or acquisition of the Projects for the Company. The Firm shall provide the services of James E. Cohen and Joe Corazzi to perform its services as described herein.  The Company shall cooperate fully with the Firm in the preparation and processing of all documentation reasonably required of it to facilitate advancing the Projects.  Without limiting the generality of the foregoing, the Firm shall promptly submit to the Company working drafts of any and all documents, information and exhibits of any and all potential agreements concerning the Projects.  The Firm shall make its representatives available for meetings and consultations with the Company as reasonably required by the Company.

2.
Payment of Costs, Fees and Expenses - The Company shall pay all reasonable costs, fees and expenses incurred in connection with the preparation, submission and processing of the Projects, including but not necessarily limited to, travel, legal fees, the cost of preparation of all exhibits, all reasonable fees and expenses of other retained professionals and advisors. The Firm shall provide the Company with advance notice of any such anticipated costs or expenses that may exceed ten thousand dollars ($10,000) that the Firm anticipates expending in pursuing any one of the mergers or acquisitions listed in Exhibit A.  For each Project that signs a letter of intent acceptable to the Company, there shall be a non-refundable fee paid to the Firm of $20,000.00. Project that the Company subsequently closes on, the Company will pay the Firm a fee of $150,000.00 at Closing. Subject to legal review, upon signing this agreement James Cohen Sr. or his assigns shall be paid 500,000 shares of S-8 stock as retainer fee and shall be issued 300,000 shares of S-8 stock at each Closing of each Project or at JEC’s option be granted an option to purchase for nominal consideration, 500,000 shares of S-8 stock.

3.             Other Agreements -

3.1.           All information provided to the Firm by the Company and all information provided to the Company by the Firm is and shall be truthful, accurate and complete, and contain no material misrepresentations;

3.2.       The Company nor the Firm shall be liable for any actions or omissions of each other, nor for any damages sustained by anyone or any entity as a result thereof.

3.3.           The Company and the firm agree that the Firm is a consultant, performing as an independent contractor, and that no Employee-Employer relationship shall exist.

3.4.           Non-Circumvent - In the event that the Firm - or any company or entity affiliated with the Firm or in which Principals of the Firm are 1a principal or officer - obtains or procures, either directly or indirectly or through an agent, any proposed Project, the Company agrees not to circumvent or interfere with the negotiations in any manner or form.

3.5.           The Company hereby expressly authorizes the Firm and its employees to contact the Company’s attorney, accountant and any other agents of the Company in connection with this Agreement

3.3.           If the Firm is required to seek collection of compensation required by this Agreement from the Company, and the Firm is successful in such collection effort, the Company shall be obligated to reimburse the Firm all costs of collection including reasonable attorney’s fees, and interest at 18% annually.  The laws of the State of Florida shall apply to this contract.

If the foregoing correctly sets forth our agreement, please so indicate by executing this letter in the space provided below, and return by overnight courier

Sincerely,

Toney Anaya, Chairman & CEO
Natural Blue Resources, Inc.

Accepted and Agreed to:

By: /S/                                                                                                     Date: November 09, 2009
James E. Cohen, Chairman & CEO

For:  JEC Corp.

Exhibit “A”

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